EXHIBIT 31.1

CERTIFICATION

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13A-14 AND 15D-14

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis C. Cossey, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of ThermoEnergy Corporation (the “Company”);

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and, accordingly, have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this quarterly report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

c) disclosed in this quarterly report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter (the registrant’s forth quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation in internal control over financial reporting, to the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal control which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 15, 2005

/s/ Dennis C. Cossey
Dennis C. Cossey, Chairman,
Chief Executive Officer,
Principal Financial Officer